EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

DATE: February 6, 2019

SIGHTLINE PARTNERS LLC

By:	/s/ Joe Biller
Name:	Joe Biller
Title:	Managing Director

SIGHTLINE HEALTHCARE OPPORTUNITY FUND II, L.P.

BY:	SIGHTLINE OPPORTUNITY MANAGEMENT II, LLC
ITS:	GENERAL PARTNER

BY:	SIGHTLINE PARTNERS LLC,
ITS:	MANAGER

By:	/s/ Joe Biller
Name:	Joe Biller
Its:	Managing Director

SIGHTLINE HEALTHCARE OPPORTUNITY FUND II-A, L.P.

BY:	SIGHTLINE OPPORTUNITY MANAGEMENT II, LLC
ITS:	GENERAL PARTNER

BY:	SIGHTLINE PARTNERS LLC,
ITS:	MANAGER

By:	/s/ Joe Biller
Name:	Joe Biller
Its:	Managing Director

SIGHTLINE HEALTHCARE OPPORTUNITY FUND II-B, L.P.

BY:	SIGHTLINE OPPORTUNITY MANAGEMENT II, LLC
ITS:	GENERAL PARTNER

BY:	SIGHTLINE PARTNERS LLC,
ITS:	MANAGER

By:	/s/ Joe Biller
Name:	Joe Biller
Its:	Managing Director

SIGHTLINE INVESTORS LLC

By:	/s/ Joe Biller
Name:	Joe Biller
Title:	Member

By:	/s/ Buzz Benson
Buzz Benson, individually

By:	/s/ Joseph Biller
Joseph Biller, individually

By:	/s/ Scott Ward
Scott Ward, individually